UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 5, 2026

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2026, Jay D. Martin, Chief Financial Officer of Credit Acceptance Corporation (referred to as the “Company,” “Credit Acceptance,” “we,” “our” or “us”) and, as such, the Company’s principal financial officer and principal accounting officer, informed the Company that he has decided to retire as an officer and employee of the Company effective July 27, 2026. The Company expects that Mr. Martin will serve in a consulting capacity as an employee advisor to the Company following his retirement date until August 31, 2026. As such, Mr. Martin will continue to receive compensation consistent with his current rate of annual compensation through August 31, 2026.

On June 8, 2026, the board of directors of the Company (the “Board”) elected and appointed Joseph Billante to succeed Mr. Martin as the Company’s Chief Financial Officer effective July 27, 2026. In his capacity as Chief Financial Officer, Mr. Billante will be the Company’s principal financial officer and principal accounting officer.

Mr. Billante, age 50, served as Chief Financial Officer of Barracuda Networks, Inc., a cybersecurity and data protection company, where he led global finance operations, and before that held various senior finance and business leadership positions at eBay Inc., a global e-commerce company, including serving as Chief Financial Officer for eBay’s European and Greater China businesses and as Vice President of Investor Relations and Communications, and earlier in his career held finance leadership roles at General Electric Company, including serving as Chief Financial Officer of a global division of GE Healthcare, a healthcare technology and services business (collectively reflecting more than 25 years of executive leadership and finance experience). The Board has approved the following compensation for Mr. Billante as the Company’s Chief Financial Officer: an annual base salary of $750,000, a one-time cash signing bonus of $300,000, and a one-time grant of 26,223 Restricted Stock Units (comprising 19,667 Base Restricted Stock Units and 6,556 Retirement Restricted Stock Units (as such terms are defined in the award agreement) that will vest over a period of 10 years on each of the ten anniversaries of the grant date, subject to continuous employment through the relevant vesting date. The grant will be made effective July 27, 2026, pursuant to the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, as amended.

Item 7.01 Regulation FD Disclosure.

On June 10, 2026, the Company issued a press release relating to Mr. Billante’s election and appointment to succeed Mr. Martin as our Chief Financial Officer. A copy of the press release is furnished pursuant to Item 7.01 of Form 8‑K as Exhibit 99.1 to this report.

The information furnished in this report pursuant to Item 7.01 of Form 8-K, including Exhibit 99.1 to this report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 10, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. Statements in this report that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target,” or similar expressions, and those regarding our future results, plans, and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this report. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2026, and other risk factors discussed or listed from time to time in our reports filed with the SEC. We do not undertake, and expressly disclaim any obligation, to update or alter our statements, whether as a result of new information or future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 10, 2026	By:	/s/ Erin J. Kerber
Erin J. Kerber
Chief Legal Officer, Chief Compliance Officer and Secretary